Exhibit 4

April 25, 2025

Bogotá D.C.

Republic of Colombia

Ministry of Finance and Public Credit

Carrera 8, No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) under Registration No.333-284683 (the “Registration Statement”), U.S.$1,900,000,000 aggregate principal amount of its 7.375% Global Bonds due 2030 and U.S.$1,900,000,000 aggregate principal amount of its 8.500% Global Bonds due 2035 (collectively, the “Securities”), I have reviewed the following documents:

(i)

the Registration Statement and the related Prospectus dated March 13, 2025 included in the Registration Statement most recently filed with the Commission, as supplemented by the Prospectus Supplements dated April 15, 2025 relating to the Securities, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii)

an executed copy of the Indenture, dated January 28, 2015, between the Republic and The Bank of New York Mellon, as amended and supplemented by the Supplemental Indenture thereto, dated as of September 8, 2015, and as further amended and supplemented from time to time (as amended and supplemented, the “Indenture”);

(iii)	the global Securities dated April 25, 2025, in the aggregate principal amount of U.S.$1,900,000,000 and U.S.$1,900,000,000 executed by the Republic;

(iv)	an executed copy of the Authorization Certificate dated April 25, 2025, pursuant to which the terms of the Securities were established;

(v)	all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a)

The relevant portions of Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b)	Article 16 of Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c)	Article 13 of Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d)	Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference);

(e)

Law 1366 of December 21, 2009 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2008 and incorporated herein by reference);

(f)

Law 1624 of April 29, 2013 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2012 and incorporated herein by reference);

(g)

Decree No 1068 of May 26, 2015 (a summary of the material portion of which has been filed as part of Exhibit 3 of Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014 and incorporated herein by reference);

(h)

Law 1771 of December 30, 2015, (a translation of which has been filed as Exhibit A to Exhibit 3 to Amendment No. 2 to the Republic’s Annual Report From 18-K for the fiscal year ended December 31, 2014);

(i)

Law 2073 of December 31, 2020 (a translation of which has been filed as part of Exhibit 4 to Amendment No. 1 to the Republic’s Report on Form 18-K for the fiscal year ended December 31, 2019 and incorporated herein by reference);

(j)

CONPES Document No. 4134 DNP, MINHACIENDA, dated July 13, 2024 (a translation of which has been filed as part of Exhibit 4 to Amendment No. 1 to the Republic’s Report on Form 18-K for the fiscal year ended December 31, 2023 and incorporated herein by reference); and

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(k)

Law 2382 of July 16, 2024 (a translation of which has been filed as part of Exhibit 4 to Amendment No. 1 to the Republic’s Report on Form 18-K for the fiscal year ended December 31, 2023 and incorporated herein by reference).

(vi)	the following additional actions under which the issuance of the Securities has been authorized:

(a)

Authorization by Act of the Interparliamentary Commission of Public Credit (Comisión Interparlamentaria de Crédito Público) adopted in its meetings held on January 22, 2025 (a translation of which is attached as Exhibit A hereto); and

(b)	Resolution No. 0814 of April 15, 2025, of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit B hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Indenture, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 4 to its Annual Report on Form 18-K for its fiscal year ended December 31, 2023 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectuses and under the heading “General Information—Validity of the Bonds” in the Prospectus Supplements referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

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No opinion is expressed as to any law of any jurisdiction other than Colombia. With respect to the opinion set forth above, my opinion is limited to the laws of Colombia. In particular, to the extent that New York State or United States Federal law is relevant to the opinions expressed above, I have relied, without making any independent investigation, on the opinion of Arnold & Porter Kaye Scholer LLP, filed as an exhibit to Amendment No. 4 to the Republic’s Annual Report on Form 18-K for its fiscal year ended December 31, 2023. This opinion is specific as to the transactions and the documents referred to herein and is based upon the law as of the date hereof. My opinion is limited to that expressly set forth herein, and I express no opinions by implication.

Very truly yours,

/s/ Lady Nathalie Gómez Acosta
Lady Nathalie Gómez Acosta
Head of the Legal Affairs Group of the General Directorate of Public
Credit and National Treasury of the
Ministry of Finance and Public Credit of the Republic of Colombia

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Exhibit A

THE UNDERSIGNED, TECHNICAL SECRETARY OF THE INTERPARLIAMENTARY COMMITTEE ON PUBLIC CREDIT

HEREBY STATES

That in the session held on January 22, 2025, the Interparliamentary Commission on Public Credit unanimously issued a single favorable Opinion to the Nation - Ministry of Finance and Public Credit - to carry out transactions related to Foreign Public Credit, under the modality of issuing bonds for up to US$3.799 billion US Dollars, or its equivalent in other currencies, to finance 2025 budget allocations.

Regards,

/s/ Lady Nathalie Gómez Acosta

LADY NATHALIE GÓMEZ ACOSTA

TECHNICAL SECRETARY

Bogota, D.C., January 24, 2025

Exhibit B

RESOLUTION No. 0814 of APRIL 15, 2025

Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities, including thematic bonds, in the international capital markets, for up to THREE BILLION SIX HUNDRED MILLION US DOLLARS (US$ 3,600,000,000.00), or its equivalent in another currency; and to carry out an external public debt management operation up to the sum of ONE BILLION US DOLLARS (US$1 BILLION) or its equivalent in other currencies; and other provisions are decreed.

THE MINISTRY OF FINANCE AND PUBLIC CREDIT

Exercising its statutory powers, particularly the powers conferred by Article 2.2.1.3.2. and Article 2.2.1.4.3 of Decree 1068, 2015, and

WHEREAS:

Article 2.2.1.1.1, Decree 1068 of 2015, defines public credit transactions as transactions that aim to provide a state entity with resources, goods or services with a term for their payment, which include, among others, the issuance, subscription and placement of public debt securities;

Paragraph 1, Article 2.2.1.3.1, Decree 1068 of 2015 provides that “Public debt securities are bonds and other securities with a credit content issued by State entities within the framework of public credit transactions, with a term for their redemption”;

Article 2.2.1.3.2., Decree 1068 of 2015 states that the issuance and placement of public debt securities on behalf of the Nation require an authorization given by a Resolution by the Ministry of Finance and Public Credit. The authorization may be given once a favorable opinion has been received from the National Council for Economic and Social Policy [Consejo Nacional de Política Económica y Social] CONPES, and from the Interparliamentary Commission on Public Credit [Comisión Interparlamentaria de Crédito Público] if the foreign public debt security has a maturity date longer than 1 year;

Through Article 1 of Resolution 2063 of August 4, 2022, the Ministry of Finance and Public Credit adopted a “Colombia’s Reference Framework for Green, Social and Sustainable Sovereign Bonds” for the issuance of green, social, and sustainable bonds on behalf of the Nation in the local market and/or in the international capital markets;

RESOLUTION No. 0814	April 15, 2025

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities in the international capital markets, for up to THREE BILLION SIX HUNDRED MILLION US DOLLARS (US$ 3,600,000,000) of the United States of America and to carry out an external public debt management operation up to the sum of ONE BILLION US DOLLARS (US$1 BILLION) or its equivalent in other currencies; and other provisions are decreed.”

Article 24 of Law 185 of 1995 establishes that, for all the purposes of Article 41, Subsection 5, Paragraph 2 of Law 80 of 1993, the Interparliamentary Commission on Public Credit will issue a preliminary opinion to allow the pertinent procedures for Public Credit transactions and a definitive opinion to enable its execution in each particular case. The transactions related to the issuance, subscription and placement of bonds and securities are excepted from the above, for which the Interparliamentary Commission on Public Credit will issue its opinion only once.

According to CONPES Document 4134 of July 13, 2024, the National Council for Economic and Social Policy -CONPES- issued a favorable opinion for the Nation to carry out transactions related to external public credit to pre-finance and / or finance budgetary allocations for 2024 and 2025, up to the sum of SIX BILLION EIGHT HUNDRED MILLION DOLLARS (US$ 6,800,000,000) of the United States of America or its equivalent in other currencies;

According to the certification issued on January 24, 2025, by the Technical Secretariat of the Interparliamentary Commission on Public Credit, “(...) in the session held on January 22, 2025, the Interparliamentary Commission on Public Credit unanimously issued a single favorable opinion to the Nation – Ministry of Finance and Public Credit - to carry out transactions related to Foreign Public Credit, under the modality of issuing bonds for up to US$ 3.799 billion, or its equivalent in other currencies, to finance budget appropriations for 2025.”;

Based on Memorandum Number 3-2025-006301 of April 11, 2025, the General Director of Public Credit and National Treasury (E) certified that “(...) 1. Under the favorable opinion by the National Council for Economic and Social Policy -CONPES- (…) the nation has an available and unused amount of THREE BILLION SEVEN HUNDRED AND NINETY-NINE MILLION TWO HUNDRED AND SEVENTY-FOUR THOUSAND DOLLARS (USD 3,799,274,000) of the United States of America or its equivalent in other currencies. 2. Under the favorable opinion by the National Council for Economic and Social Policy -CONPES- on January 22, 2025, the nation has not issued any external bonds in the international capital markets under the aforementioned favorable points, for which there is an available and unused amount of THREE BILLION SEVEN HUNDRED AND NINETY-NINE MILLION TWO HUNDRED AND SEVENTY-FOUR THOUSAND DOLLARS (USD 3,799,274,000) of the United States of America or its equivalent in other currencies (...).”

Through External Resolution No. 17 of 2015 and External Regulatory Circular DODM - 145 of October 30, 2015, the Board of Directors of the Bank of the Republic and the Bank of the Republic, respectively, stated the financial conditions of the Nation’s, territorial entities’ and their decentralized entities’ issuance and placement of securities and foreign debt transactions;

RESOLUTION No. 0814	April 15, 2025

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities in the international capital markets, for up to THREE BILLION SIX HUNDRED MILLION US DOLLARS (US$ 3,600,000,000) of the United States of America and to carry out an external public debt management operation up to the sum of ONE BILLION US DOLLARS (US$1 BILLION) or its equivalent in other currencies; and other provisions are decreed.”

In accordance with Article 2.2.1.1.2, Paragraph 1 of Decree 1068 of 2015, “Transactions for public debt management are transactions that do not increase the net indebtedness of the state entity, and contribute to improving the debt profile in terms of term, interest rate, exposure to foreign currency, among others. These transactions, as long as they do not constitute new or additional financing, do not affect the debt quota.”

Article 2.2.1.4.3 of Decree 1068 of 2015 provides that “Carrying out transactions for the management of the Nation’s external debt shall require authorization, issued by resolution of the Ministry of Finance and Public Credit, which may be granted as long as the convenience and financial justification of the transactions, and effect on the debt profile, are demonstrated.”;

The Nation plans to carry out an operation to manage foreign public debt, consisting of the substitution and/or repurchase of foreign public debt securities, conditioned on the issuance of foreign public debt securities that the Nation intends to carry out based on the authorization referred to in this Resolution;

Based on Memorandum No. 3-2025-006301 of April 11, 2025, the Acting Director General of Public Credit and National Treasury reported that the securities on which the debt management operation will be executed are the following:

Bonds	Currency	Due	Coupon	Valid Amount (US$)
2026 Global Bond	US$	Jan-28-26	4.500%	USD1,017,274,000

By means of Memorandum No. 3-2025-006176 of April 10, 2025, the Subdirectorate of Foreign Financing, General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit requested an opinion from the Subdirectorate of Risk on the convenience and financial justification of the aforementioned debt management transaction, and its effects on the debt profile, in accordance with Articles 2.2.1.1.2. and 2.2.1.4.3. of Decree 1068 of 2015;

Through Memorandum No. 3-2025-006181 dated April 11, 2025, the Subdirectorate of Risk of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit stated that: “(...) the two conditions for a Debt Management Operation are met in light of Decree 1068 of 2015 amended by Decree 1575 of 2022, namely, not to increase net indebtedness and contribute to improving the debt profile. Finally, based on the general

RESOLUTION No. 0814	April 15, 2025

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities in the international capital markets, for up to THREE BILLION SIX HUNDRED MILLION US DOLLARS (US$ 3,600,000,000) of the United States of America and to carry out an external public debt management operation up to the sum of ONE BILLION US DOLLARS (US$1 BILLION) or its equivalent in other currencies; and other provisions are decreed.”

guidelines of the Medium-Term Debt Management Strategy in force to date, the Subdirectorate of Risk does not object to the Debt Management Operation proposed by the External Financing Subdirectorate as shown in the financial justification that was submitted, in accordance with Article 2.2. 1.4.2 of Decree 1068 of 2015, amended by Decree 1575 of 2022, since the operation does not increase net indebtedness and contributes to improving the debt profile in terms of maturity concentrations and average life”;

DECISION

Article 1. Authorization. Authorize the Nation to issue, subscribe and place external public debt securities, including thematic bonds, in the international capital markets up to THREE BILLION SIX HUNDRED MILLION DOLLARS (US$3,600,000,000) of the United States of America or its equivalent in other currencies, for the purpose of financing 2025 budget allocations and to carry out a foreign public debt management operation for the sum of ONE BILLION DOLLARS (US$ 1,000,000,000) of the United States of America or its equivalent in other currencies, consisting of the substitution and/or repurchase of the following external public debt securities of the Nation:

Bonds	Currency	Due	Coupon	Valid Amount (US$)
2026 Global Bond	US$	Jan-28-26	4.500%	USD1,017,274,000

Paragraph. In the event that foreign public debt thematic securities were issued pursuant to the provisions of this Article, the Nation must comply with the provisions of the Reference Framework for Colombian Green, Social and Sustainable Sovereign Bonds, adopted by Article 1, Resolution 2063 of 2022.

Article 2. Financial Conditions. The foreign public debt securities, including thematic bonds, to be issued that are dealt with in the previous Article will be subject to the financial conditions set forth in the regulations issued by the Board of Directors of the Banco de la República, or by Banco de la República ,in compliance with guidelines issued by the latter.

Article 3. Other terms and conditions. The other terms, conditions and characteristics of the issuance being authorized by this Resolution shall be determined by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit, based on the following:

RESOLUTION No. 0814	April 15, 2025

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities in the international capital markets, for up to THREE BILLION SIX HUNDRED MILLION US DOLLARS (US$ 3,600,000,000) of the United States of America and to carry out an external public debt management operation up to the sum of ONE BILLION US DOLLARS (US$1 BILLION) or its equivalent in other currencies; and other provisions are decreed.”

Redemption Term:	Greater then two (2) years depending on market access.
Interest Term:	Fixed or variable.
Other Expenses:	As established by the market.

Article 4. Authorization for related transactions. The Nation is authorized to carry out all related transactions described in Article 1 herein.

Article 5. Taxes. In accordance with the provisions in Article 7, Law 488 of 1998, payment of principal, interests, commissions and other payments related to foreign public credit transactions shall be exempt of any national tax, duty, contribution or levy when made to persons who are not resident in this country.

Article 6. Other Rules. The Nation - Ministry of Finance and Public Credit must comply with any other applicable rule, particularly External Resolution No. 1 of 2018 of the Board of Directors of Banco de la República, and other amending regulations.

Article 7. Validity. The present Resolution shall be valid from the date of publication in the Official Journal. This requirement is understood to have been met by instruction given by the Director General of Public Credit and National Treasury, Ministry of Finance and Public Credit, as provided by Article 18, Law 185 of 1995.

LET IT BE PUBLISHED, NOTIFIED AND EXECUTED

Bogotá D.C., April 15, 2025

/s/ Germán Ávila Plazas

GERMÁN ÁVILA PLAZAS

Minister of Finance and Public Credit

APPROVED: Yeimy Paola Molina / Lady Nathalie Gómez

DRAFTED: Ingrid Pérez / Diego Figueroa

DEPARTMENT: Sub-Directorate, External Financing/Legal Matters Group